                                                                   Exhibit 10.41



                   ORCHARD SUPPLY HARDWARE STORES CORPORATION

                             1993 STOCK OPTION PLAN


     SECTION 1. DESCRIPTION OF PLAN. This is the 1993 Stock Option Plan, dated November 19, 1993 (the "Plan"), of Orchard Supply Hardware Stores Corporation, a Delaware corporation (the "Company"). Under the Plan, officers and key employees of the Company or any of the directly or indirectly owned subsidiaries of the Company (individually, a "Subsidiary," and collectively, the "Subsidiaries"), to be selected as set forth below, may be granted options ("Options") to purchase shares of the common stock of the Company ("Common Stock"). The Plan permits the granting of both Options that qualify for treat-ment as incentive stock options ("Incentive Stock Options") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and Options that do not qualify as Incentive Stock Options ("Nonqualified Stock Options").

     SECTION 2. PURPOSE OF PLAN. The purpose of the Plan and of granting Options to specified persons is to further the growth, development and financial success of the Company and its Subsidiaries by providing additional incentives to certain officers and key employees. By assisting such persons in acquiring shares of the Company's Common Stock, the Company can ensure that such persons will themselves benefit directly from the Company's and the Subsidiaries' growth, development and financial success.

     SECTION 3. ELIGIBILITY. The persons who shall be eligible to receive grants of Options under the Plan shall be, at the time of the grant, the officers and key employees of the Company and the Subsidiaries, including those Directors of the Company and the Subsidiaries who are also officers and key employees. Notwithstanding the foregoing in this Section 3, only officers and key employees who do not own capital stock possessing more than ten percent (10%) of the total combined voting power or value of all classes of capital stock of the Company or any Subsidiary shall be eligible to receive grants of Options. A person who holds an Option is herein referred to as a "Participant." More than one Option may be granted to any Participant, grants of Options may be made on more than one occasion to any Participant and any individual Participant may receive grants of Options up to the maximum number of shares of Common Stock in respect of which Options may be granted under Section 5 hereof. Such grants of Options under the Plan may include an Incentive Stock Option, Nonqualified Stock Option, or any combination thereof. Notwithstanding the foregoing, the Board of Directors of the Company (the "Board") may at any time or from time to time designate one or more Directors as ineligible for selection as a Participant under the Plan for any period or periods of time. The designation by the Board of a Director as ineligible for selection as a Participant under the Plan shall not affect Options previously granted to such Director under the Plan.

     SECTION 4. ADMINISTRATION. The Plan shall be administered by the Compensation Committee (the "Committee") established by the Board and composed of not less than two (2) members of the Board, none of whom shall be eligible for selection as Participants under the Plan. The Committee shall be constituted so as to permit the Plan to comply with the provisions of Rule 16b-3 ("Rule 16b-3") under the Securities Exchange Act of 1934 (the "Exchange Act"). The Committee shall meet at such times and places as it determines and may meet through a telephone conference call. A majority of its members shall constitute a quorum, and the decision of a majority of those present at any meeting at which a quorum is present shall constitute the decision of the Committee. A memorandum signed by all the members of the Committee shall constitute the deci-sion of the Committee without necessity, in such event, for holding an actual meeting. The Committee is authorized and empowered to administer the Plan and, subject to the Plan (a) to select the Participants, to specify the number of shares of Common Stock with respect to which Options are granted to each Participant, to specify the terms of the Options and whether such Options shall be Incentive Stock Options or Nonqualified Stock Options, and in general to grant Options; (b) to determine the dates upon which Options shall be granted and the terms and conditions thereof in a manner consistent with the Plan, which terms and conditions need not be identical as to the various Options granted;
(c) to interpret the Plan; (d) to prescribe, amend and rescind rules relating to the Plan; (e) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Committee; (f) to determine the rights and obligations of Participants under the Plan; (g) to specify the Option Price (as hereinafter defined); (h) to accelerate the time during which an Option may be exercised, including, but not limited to, upon a change of control of the Company, and to otherwise accelerate the time during which an Option may be exercised, in each case notwithstanding the provisions in the Option Agreement (as defined in Section 13) stating the time during which it may be exercised; and (i) to make all other determinations deemed necessary or advisable for the administration of the Plan. The interpretation and construction by the Committee of any provision of the Plan or of any Option granted under it shall be final, conclusive and binding. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.


                                       2.

     SECTION 5. SHARES SUBJECT TO THE PLAN. The number of shares of Common Stock in respect of which Options may be granted under the Plan shall not initially exceed 350,000 shares. This amount shall increase by one percent (1%) of the total issued and outstanding shares of Common Stock on the first day of each subsequent calendar year commencing January 1, 1995. All of the amounts stated in this Section 5 are subject to adjustment as provided in Section 12 hereof. Upon the expiration or termination, in whole or in part, for any reason of an outstanding Option or any portion thereof which shall not have vested or shall not have been exercised in full, any shares of Common Stock then remaining unissued which shall have been reserved for issuance upon such exercise shall again become available for the granting of additional Options under the Plan.

     SECTION 6. OPTION PRICE. The purchase price per share (the "Option Price") of the shares of Common Stock underlying each Option shall be determined by the Committee, and shall be subject to adjustment as provided in Section 12 hereof.

     SECTION 7. RESTRICTIONS ON GRANTS; VESTING OF OPTIONS. Notwithstanding any other provisions set forth herein or in any Option Agreement, no Options may be granted under the Plan subsequent to ten (10) years from November 19, 1993. All Options granted pursuant to the Plan shall be granted pursuant to Option Agreements, as described in Section 13 hereof. Vesting shall be determined by the Committee.

     SECTION 8. SPECIAL LIMITATIONS ON INCENTIVE STOCK OPTIONS. To the extent that the aggregate fair market value (determined at the time the respective Incentive Stock Option is granted) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under all incentive stock option plans of the Company and its Subsidiaries exceeds $100,000, or such other limit as may be required by the Code, such excess Incentive Stock Options shall be treated as Nonqualified Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of a Participant's Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Participant of such determination as soon as practicable after such determination. In no event shall the Option Price of the shares underlying each Incentive Stock Option be less than the fair market value of such shares at the time the Incentive Stock Option is granted. The fair market value of such shares shall be determined in good faith by the Committee.


                                       3.

     SECTION 9. EXERCISE OF OPTIONS. Once vested, an Option may be exer-cised by the Participant by giving written notice to the Company specifying the number of full shares to be purchased and accompanied by payment of the full purchase price therefor in cash, by check or in such other form of lawful consideration as the Committee may approve from time to time, including, without limitation and in the sole discretion of the Committee, the assignment and transfer by the Participant to the Company of outstanding shares of Common Stock theretofore held by the Participant in a manner intended to comply with the provisions of Rule 16b-3. In connection with such assignment and transfer, the Company shall have the right to deduct any fractional shares to be paid to the Participant. Once vested, an Option may only be exercised by the Participant or in the event of death of the Participant, by the person or persons (including the deceased Participant's estate) to whom the deceased Participant's rights under such Option shall have passed by will or the laws of descent and distribution. Notwithstanding the foregoing in the immediately preceding sentence, in the event of disability (within the meaning of Section 22(e)(3) of the Code) of a Participant, a designee, or if the Participant has no designee, the legal representative, of such Participant may exercise the Option on behalf of such Participant (provided such Option would have been exercisable by such Participant) until the right to exercise such Option expires, as set forth in each particular Option Agreement. No Option granted to a person subject to
Section 16 of the Exchange Act shall be exercisable during the first six (6) months after the date such Option is granted.

     SECTION 10. ISSUANCE OF COMMON STOCK. The Company's obligation to issue shares of its Common Stock upon exercise of an Option is expressly conditioned upon the compliance by the Company with any registration or other qualification obligations with respect to such shares under any state or federal law or rulings and regulations of any government regulatory body and the making of such investment representations or other representations and undertakings by the Participant (or the Participant's legal representative, heir or legatee, as the case may be) in order to comply with the requirements of any exemption from any such registration or other qualification obligations with respect to such shares which the Company in its sole discretion shall deem necessary or advisable.
Such required representations and undertakings may include representations and agreements that such Participant (or the Participant's legal representative, heir or legatee): (a) is purchasing such shares for investment and not with any present intention of selling or otherwise disposing of such shares; and
(b) agrees to have a legend placed upon the face and reverse of any certificates evidencing such shares (or, if applicable, an appropriate data entry made in the ownership records of the Company) setting forth


                                       4.

(i) any representations and undertakings which such Participant has given to the Company or a reference thereto, and (ii) that, prior to effecting any sale or other disposition of any such shares, the Participant must furnish to the Company an opinion of counsel, satisfactory to the Company and its counsel, to the effect that such sale or disposition will not violate the applicable requirements of state and federal laws and regulatory agencies; provided, however, that any such legend or data entry shall be removed when no longer applicable. The Company, during the term of the Plan, will at all times reserve and keep available, and will use its reasonable efforts to obtain from any regulatory body having jurisdiction any requisite authority in order to issue and sell such number of shares of Common Stock as shall be sufficient to satisfy the requirements of the Plan. Inability of the Company to obtain, from any regulatory body having jurisdiction, authority reasonably deemed by the Company's counsel to be necessary for the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of such shares as to which such requisite authority shall not have been obtained.

     SECTION 11. NONTRANSFERABILITY. An Option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Participant only by such Participant, subject to the provisions of Section 9 hereof.

     SECTION 12. ADJUSTMENTS UPON CAPITALIZATION AND CORPORATE CHANGES. Subject to Section 15(b) hereof, if the outstanding shares of the Common Stock of the Company are changed into, or exchanged for, a different number or kind of shares or securities of the Company through reorganization, merger, recapitalization or reclassification, or if the number of outstanding shares is changed through a stock split, stock dividend, stock consolidation or like capital adjustment, or if the Company makes a distribution in partial liquidation or any other comparable extraordinary distribution with respect to its Common Stock, an appropriate adjustment shall be made by the Committee in the number, kind or Option Price of shares as to which Options may be granted.
A corresponding adjustment shall likewise be made in the number, kind or Option Price of shares with respect to which unexercised Options have theretofore been granted. Any such adjustment in an outstanding Option, however, shall be made without change in the total price applicable to the unexercised portion of the Option but with a corresponding adjustment in the price for each share covered by the Option. In making such adjustments, or in determining that no such adjustments are necessary, the Committee may rely upon the advice of counsel and accountants to the Company, and the good faith determination of


                                       5.

the Committee shall be final, conclusive and binding. No fractional shares of stock shall be issued under the Plan on account of any such adjustment.

     SECTION 13. OPTION AGREEMENT. Each Option granted under the Plan shall be evidenced by a written stock option agreement ("Option Agreement") executed by the Company and the Participant which (a) shall contain each of the provisions and agreements herein specifically required to be contained therein; and (b) may contain such other terms and conditions as the Committee deems desirable and which are not inconsistent with the Plan.

     SECTION 14. RIGHTS AS A STOCKHOLDER. A Participant shall have no rights as a stockholder with respect to any shares covered by an Option until the date of the issuance of a stock certificate to the Participant for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as expressly provided in Section 12 hereof.

     SECTION 15.    TERMINATION OF OPTIONS.

     (a) Each Option granted under the Plan shall set forth a termination date thereof, which shall be not later than ten (10) years from the date such Option is granted subject to earlier termination or forfeiture as set forth in
Section 27 hereof, Section 15(b) below, or as otherwise set forth in each particular Option Agreement.

     (b) Upon the dissolution, liquidation or sale of all or substantially all of the business, properties and assets of the Company, or upon any reorganization, merger or consolidation in which the Company does not survive, or upon any reorganization, merger or consolidation in which the Company does survive and the Company's stockholders have the opportunity to receive cash, securities of another corporation or other property in exchange for their capital stock of the Company, the Plan and each outstanding Option shall terminate; provided that in such event (i) each Participant who is not tendered an option by the surviving corporation in accordance with all of the terms of clause (ii) immediately below or who does not accept any such substituted option which is so tendered, shall have the right until ten (10) days before the effective date of such dissolution, liquidation, reorganization, merger or consolidation to exercise, in whole or in part, any unexpired Option or Options issued to the Participant to the extent that said Option is then vested and exercisable pursuant to the provisions of said Option or Options and of
Section 9 of the Plan; or (ii) in its sole and


                                       6.

absolute discretion, the surviving corporation in any reorganization, merger or consolidation may, but shall not be so obligated to, tender to any Participant an option or options to purchase shares of the surviving corporation, and such new option or options shall contain such terms and provisions as shall be required to substantially preserve the rights and benefits of any Option then outstanding under the Plan and, if accepted by such Participant, such new option shall replace the Option under the Plan.

     SECTION 16. WITHHOLDING OF TAXES. The Company, or a Subsidiary, as the case may be, may deduct and withhold from the wages, salary, bonus and other income paid by the Company or such Subsidiary to the Participant the requisite tax upon the amount of taxable income, if any, recognized by the Participant in connection with the exercise in whole or in part of any Option, or the sale of Common Stock issued to the Participant upon the exercise of an Option, as may be required from time to time under any federal or state tax laws and regulations. This withholding of tax shall be made from the Company's (or such Subsidiary's) concurrent or next payment of wages, salary, bonus or other income to the Participant or by payment to the Company (or such Subsidiary) by the Participant of the required withholding tax, as the Committee may determine. The Company may permit the Participant to elect to surrender, or authorize the Company to withhold, shares of Common Stock (valued at their fair market value on the date of surrender or withholding of such shares) in satisfaction of the Company's withholding obligation, subject to such restrictions as the Committee deems necessary to satisfy the requirements of Rule 16b-3. However, no fractional shares of Common Stock shall be delivered, nor shall any cash in lieu of fractional shares be paid, by the Company. The Company shall have the right to deduct fractional shares to be paid to the Participant as a result of such surrender or withholding of shares.

     SECTION 17. EFFECTIVENESS AND TERMINATION OF PLAN. The Plan shall be effective on the date on which it is adopted by the Board, provided the Plan is approved by the stockholders of the Company within twelve (12) months of November 19, 1993 and on or prior to the date of the first annual meeting of stockholders of the Company held subsequent to the acquisition of an equity security by a Participant hereunder for which exemption is claimed under Rule 16b-3. Notwithstanding any provision of the Plan or in any Option Agreement, no Option shall be exercisable prior to such stockholder approval. The Plan shall terminate at the earliest of the time when all shares of Common Stock which may be issued hereunder have been so issued, or at such time as set forth in Section 15(b) hereof; provided, however, that the Board may in its sole discretion terminate the Plan at any other


                                       7.

time. Unless earlier terminated by the Board, the Plan shall terminate on November 19, 2003. Subject to Section 15(b) hereof, no such termination shall in any way affect any Option then outstanding.

     SECTION 18. TIME OF GRANTING OPTIONS. The date of grant of an Option shall, for all purposes, be the date on which the Committee makes the deter-mination granting such Option. Notice of the determination shall be given to each Participant to whom an Option is so granted within a reasonable time after the date of such grant.

     SECTION 19. AMENDMENT OF PLAN. The Committee may make such amendments to the Plan as it shall deem advisable. However, to the extent restricted by Rule 16b-3, the Committee may not, without approval of the stockholders, make any amendment that would (a) increase the aggregate number of shares of Common Stock that may be issued under the Plan (except for adjustments pursuant to Section 12 hereof), (b) materially modify the requirements as to eligibility for participation in the Plan, or (c) materially increase the benefits accruing to Participants under the Plan.

     SECTION 20.    TRANSFERS AND LEAVES OF ABSENCE.  For purposes of the Plan,
(a) a transfer of a Participant's employment, without an intervening period, between the Company and a Subsidiary shall not be deemed a termination of em-ployment and (b) a Participant who is granted in writing a leave of absence shall be deemed to have remained in the employ of the Company (or a Subsidiary, whichever is applicable) during such leave of absence.

     SECTION 21. NO OBLIGATION TO EXERCISE OPTION. The granting of an Option shall impose no obligation on the Participant to exercise such Option.

     SECTION 22. INDEMNIFICATION. In addition to such other rights of indemnification as they may have as Directors, the members of the Board or Committee shall be indemnified by the Company to the fullest extent permitted by law against the reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Board or Committee member is liable for negligence or



                                       8.

misconduct in the performance of his or her duties; provided that within sixty (60) days after institution of any such action, suit or proceeding such Board or Committee member shall in writing offer the Company the opportunity, at the Company's expense, to handle and defend the same.

     SECTION 23. GOVERNING LAW. The Plan and any Option granted pursuant to the Plan shall be construed under and governed by the laws of the State of California without regard to conflict of law provisions thereof except to the extent that it implicates matters which are the subject of the General Corporation Law of the State of Delaware which matters shall be governed by the latter law.

     SECTION 24. FINANCIAL INFORMATION. The Company shall provide Participants whose duties in connection with the Company would not assure access to financial information of the Company with annual financial information pertaining to the Company subject to the ability of the Company to exclude line items, such as research and development expenses, that the Committee determines the disclosure of which to third parties may have material adverse consequences to the Company.

     SECTION 25. NOT AN EMPLOYMENT AGREEMENT. Nothing contained in the Plan or in any Option Agreement shall confer, intend to confer or imply any rights of employment or rights to continued employment by the Company or any Subsidiary in favor of any Participant or limit the ability of the Company or any Subsidiary to terminate, with or without cause, in its sole and absolute discretion, the employment of any Participant, subject to the terms of any written employment agreement to which a Participant is a party.

     SECTION 26. RULE 16b-3. It is intended that the Plan and any grant of an Option made to a person subject to Section 16 of the Exchange Act meet all of the requirements of Rule 16b-3. If any provision of the Plan or any such grant would disqualify the Plan or such grant under, or would not otherwise comply with, Rule 16b-3, such provision or grant shall be construed or deemed amended to conform to Rule 16b-3.

     SECTION 27. TERMINATION OF EMPLOYMENT. The terms and conditions under which an Option may be exercised after a Participant's termination of employment shall be determined by the Committee and shall be specified in the Option Agreement, except that in the event a Participant's employment with the Company or a Subsidiary terminates for any reason within six (6) months of the date of grant of any Option held by the Participant, the Option shall expire as of the date of such termination of employment and the Participant and the


                                       9.

Participant's designee, legal representative or beneficiary shall forfeit any and all rights pertaining to such Option. The conditions under which such post-termination exercises shall be permitted with respect to Incentive Stock Options shall be determined in accordance with the provisions of Section 422 of the Code.